AMERICAN EXPRESS ANNUAL INCENTIVE AWARD PLAN

                                 ARTICLE I

                                  PURPOSE

         The purpose of this Plan is to provide added incentive for those officers and key executives of American Express Company (the "Company") and its subsidiaries who are in a position to make substantial contributions to the earnings and growth of these companies and to reward them collectively and individually for performance which contributes significantly toward such earnings and growth. The companies participating in this Plan (the "Participating Companies") include the Company and such other corporations as may be taking part in this Plan from time to time pursuant to Article VIII hereof.

                                 ARTICLE II

                         ADMINISTRATION OF THE PLAN

         This plan shall be administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee") as constituted from time to time, unless and until the Board of Directors of the Company provides otherwise.

         The Committee shall be responsible for the general administration of the Plan. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising hereunder. It shall have power to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate. The Committee shall also have the power to delegate any of its authority under the Plan as allowed by law. Any action taken by the Committee within the scope of its authority shall be final and binding upon the Participating Companies, upon each and every person who participates in the Plan and any successors in interest of such persons, and any and all other persons claiming under or through any such person.

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                                ARTICLE III

               ANNUAL PERFORMANCE GOALS AND AWARD GUIDELINES

       (a) As soon as practicable at the beginning of each calendar year, the Committee shall determine the individual, division/group, Company, and/or other appropriate performance goals, and award guidelines for such year. In fixing such goals and guidelines, the Committee shall receive and consider the recommendations of the chief executive officer of the Company who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Company and the Participating Companies.

       (b) If the Committee finds, during the course of and with respect to any year, that any of the performance goals and/or award guidelines determined as herein above provided would not be justified for such year in the circumstances, it may in its sole discretion fix such performance goals and/or award guidelines for such year at such different levels as it deems appropriate.


                                 ARTICLE IV

                         PARTICIPATION IN THE PLAN

       (a) Those eligible to participate for any calendar year shall include such key executives of the Participating Companies as shall be designated by the Committee. In designating such persons the Committee shall receive and consider the recommendations of the chief executive officer of the Company who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Company and the Participating Companies. However, the Committee shall have full authority to act in the matter and its determination shall be in all respects final and conclusive. Further, the Committee shall have full authority to delegate eligibility determination. Participants shall be designated prior to the beginning of the year or as soon as practicable thereafter, but new executives or executives whose duties and responsibilities have been materially increased during the year may be designated participants for such year at any time during the year. Designation as a participant shall not of itself entitle a person to an award under the Plan. The Committee has the sole discretion to consider an award (if any) for a participant in the event of termination, retirement, disability, death, or other individual circumstances. Participants must generally remain in continuous active employment with the Company (or an Affiliate), through the end of the performance period (year end) and up until the payment date, and shall also make progress towards goals and fulfill Article VII. The Committee, upon recommendations provided by management, will approve to what extent, if any, payment of an award should be made if termination occurs after December 31, but before an actual payment date. No member of the Committee shall be eligible to participate in or receive awards or deferred payments of awards under the Plan.

       (b) The Committee may, by rules and regulations of general or specific application, establish one or more classes of awards, the payment of which shall, in whole or in part, be deferred and made at such later time or times, in a lump sum or in such installments, as the Committee shall prescribe, provided that the participant shall have fulfilled the conditions specified in Article VII hereof. At the time each year that an employee shall be designated as a participant in the Plan, or as soon as practicable thereafter, the Committee, in or without consultation with such employee, shall determine what proportion, if any, of any award that may be made to him for such year shall be paid to him immediately and what proportion shall consist of a class or classes of awards so established by the Committee. If the Committee shall have failed to make such a determination in the case of any participant for any year, the award to such participant shall be paid in cash as soon as practicable after the award shall be made.

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                                 ARTICLE V

                     DETERMINATION OF INCENTIVE AWARDS

       (a) As soon as practicable after the end of each calendar year, the Committee shall fix the amount of each award. The Committee shall also have the power to delegate to the chief executive officer of the Company the authority to approve individual awards and award changes for employees below the Senior Vice President level (below Band 70). Notwithstanding the previous sentence, the Committee shall continue to approve annual awards for Senior Vice Presidents and higher (Band 70 and above), and to approve the aggregate annual incentive awards for all plan participants in Bands 35 and above, subject to adjustment for delegated award changes after each February. In determining the aggregate annual incentive awards, the Committee, may approve the establishment of maximum award guidelines for employees of a participating company, division, business unit or other designated group, based upon specified Company and other applicable organizational performance goals subject to applicable past limitations. The Committee shall also have the authority to approve payments upon retirement and disability termination for Band 70 and above executives. In fixing such awards the Committee shall receive and consider the recommendations of the chief executive officer of the Company who, in turn, shall have received and considered the respective recommendations of other appropriate officers and executives of the Company and the Participating Companies, as to whether and to what extent the individual, division/group, and/or Company performance goals have been met for such year, and as to where in the range of award guidelines each participant's performance falls. Individual awards shall then be calculated based on the AIA award grid subject to available pool monies. If the employment of a participant shall have terminated during a calendar year for any reason, including, but without limitation, as the result of termination by a Participating Company without cause, he, or, in the event of his death, his widow, legal representatives, or such other person or persons, as the Committee may in its discretion select, may (but need not) be granted such award, if any, on such basis, as the Committee may in its discretion determine; provided, however, that if within two years following the occurrence of a Change in Control (as defined below in Article VI), a participant under the Plan experiences a termination of employment that would otherwise entitle him to receive the payment of severance benefits under the provisions of the severance plan that are in effect and that he participates in as of the date of such Change in Control, and is at Job Band 50 or higher on the date of such termination of employment, then such participant in the Plan shall, notwithstanding the provisions of Article III, be paid, within five days after the date of such termination of employment, a prorata award under the Plan equal to (i) (A) the average award paid or payable to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment) for the two years prior to the Change in Control, or (B) if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment), multiplied by (ii) the number of full or partial months that have elapsed during the performance year under the Plan at the time of such termination of employment divided by 12, provided, further, that in the event such termination of employment occurs after the end of the performance year under the Plan but before the payment date under the Plan, then such participant shall also be paid, within five days after such termination of employment, an award under the Plan equal to (X) the average award paid or payable to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment) for the two years prior to the Change in Control, or (Y) if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable, if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of the Company or one of its subsidiaries at the time of such prior payment).

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       (b) The Committee, upon recommendations as provided by paragraph (a) of this Article, may also make special awards to a limited number of participants under the Plan. The chief executive officer may also authorize special awards under the Plan, at any time or times during the year, provided that any special awards authorized by the chief executive officer shall be reported to the Committee at its next regular meeting. These special awards shall be made in recognition of outstanding individual achievement.

       (c) Except for awards payable as a result of a Change in Control Pursuant to section (a) above, no award to a single participant or employee for any year shall exceed (i) 200% of this total award guideline for such year, or (ii) 200% of his base salary for such year.

       (d) No award to any participant pursuant to paragraph (a) (other than an award granted in the event of a Change in Control) or to any employee pursuant to paragraph (b) of this Article shall become final, unless and until the same has been approved by the Board of Directors of the Company.


                                 ARTICLE VI

                        PAYMENT OF INCENTIVE AWARDS

       (a) Each incentive award shall be paid as soon as practicable after the amount of the award shall have been determined, or at such subsequent time or times as the Committee shall determine. Such payment shall be made in cash unless the Committee shall, at any time or from time to time, according to rules and regulations of general application, provide for a different method of payment, in whole or in part, of incentive awards. Such payment may be made (i) by the issuance or transfer of securities or other property, including common shares or other securities of American Express Company, another corporation or of a regulated investment company or companies, subject to restrictions and requirements to assure compliance with the conditions set forth in Article VII hereof and elsewhere in the Plan and such other restrictions and requirements as the Committee shall prescribe, (ii) by undertaking to issue or transfer such securities or other property in the future, together with a sum or sums equal to dividend equivalents and other income equivalents earned thereon from the date of such undertaking until the date or dates of payment, (iii) in cash measured by the value of such securities or other property, or of a portfolio comprised of either securities or other property or both, together with dividend equivalents and other income equivalents earned thereon from the date that such measure has been established until the date or dates of payment, or (iv) by undertaking to pay cash in the future together with such additional amounts of income equivalents earned thereon until the date or dates of payment, such additional amounts to be determined by a measure established by the Committee in its discretion.

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       (b) If any incentive award or installment thereof shall become payable by reason of or following the death of a participant or former participant, such award or installment shall be payable, at the same time or times and in the same manner as if such participant or former participant were alive, to such beneficiaries of the participant or former participant as he shall have designated in the manner described herein. If such participant or former participant shall have failed to designate any beneficiary, or if no such beneficiary shall survive him, then such payments shall be made to his legal representatives. With the approval of the Committee, a participant or former participant may designate one or more beneficiaries by executing and delivering to the Committee or its delegate written notice thereof at any time prior to his death, and may revoke or change the beneficiaries designated therein without their consent by written notices similarly executed and delivered to the Committee at any time and from time to time prior to his death.

       (c) Any company required to make payments under this Plan shall deduct and withhold from any such payment all amounts which its officers believe in good faith it is required to deduct or withhold pursuant to the laws of any jurisdiction whatsoever or, in the event that any such payment shall be made in securities, shall require that arrangements satisfactory to such company shall be made for the payment of all such amounts before such securities are delivered. No such company is required to pay any amount to the beneficiary or legal representatives of any former participant until such beneficiary or legal representatives shall have furnished evidence satisfactory to it of the payment or provision for the payment of all estate, transfer, inheritance and death taxes, if any, which may be payable with respect thereto.

       (d) The obligation of any company under the Plan to make deferred payments or awards when due is merely contractual and no amount credited to an account of a participant or former participant on the books of any company shall be deemed to be held in trust for such participant or former participant or for his beneficiary or legal representatives. Nothing contained in the Plan shall require any company under the Plan to segregate or earmark any cash or other property. Any securities or other property held or acquired by any such company specifically for use under the Plan or otherwise shall, unless and until transferred in accordance with the terms and conditions of the Plan, be and at all times remain the property of such company, irrespective of whether such securities or other property are entered in a special account for the purpose of the Plan, and such securities or other property shall at all times be and remain available for any corporate purpose.

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       (e) Upon a deferral of the payment of an incentive award, the terms of such deferral and the payments thereunder shall be governed by the provision of the deferral plan where such deferral has been made.

       (f) For purposes of this Plan, "Change in Control" means the happening of any of the following:

       (I) Any individual, entity or group (a "Person") (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding common shares of American Express Company (the "Outstanding Company Common Shares") or (B) the combined voting power of the then outstanding voting securities of American Express Company ("Company") entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (W) any acquisition directly from the Company, (X) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (Z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section (f) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 25% or more of the Outstanding Common Shares or Outstanding Voting Securities as a result of the acquisition of Outstanding Common Shares or Outstanding Voting Securities by the Company which, by reducing the number of Outstanding Common Shares or Outstanding Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Common Shares or Outstanding Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Common Shares or Outstanding Voting Securities which increases the percentage of the Outstanding Common Shares or Outstanding Voting Securities beneficially owned by the Subject Person, then a Change n Control shall then be deemed to have occurred; or

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       (II) Individuals who, as of the date hereof, constitute the Board of
Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

       (III) The consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such reorganization, merger or consolidation or any parent or a subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

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       (IV) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or

       (V) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company:

       (g) Major Transaction

       (a) This Section (g) shall apply in the event of a Major Transaction. A Major Transaction shall mean a transaction described in either (1) or (2) below.

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       (1) The consummation of a reorganization, merger or consolidation, in each case, if, following such reorganization, merger or consolidation, more than 50% but not more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, but only if:

       (A) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such reorganization, merger or consolidation or any parent or a subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors; and

       (B) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation.

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       (2) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company to a corporation with respect to which following such sale, lease, exchange or other disposition more than 50% but not more than 60% of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, but only if:

       (A) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors; and

       (B) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

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       (b) If all or any portion of the payments or benefits to which the
Employee will be entitled under this Plan, either alone or together with other payments or benefits which the Employee receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto and regulations or other guidance thereunder (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto), such payment or benefits provided to the Employee under this Plan, and any other payments or benefits which the Employee receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as hereinafter defined, under any other plan, agreement or arrangement which would constitute a parachute payment, shall be reduced (but not below zero) as described below to the extent necessary so that no portion thereof would constitute such a parachute payment as previously defined (except that "2.95" shall be used instead of "3" under Section 280G(b)(2)(A)(ii) of the Code or any successor provision thereto). Whether payments or benefits to the Employee would constitute a "parachute payment", whether such payments or benefits are to be reduced pursuant to the first sentence of this paragraph, and the extent to which they are to be so reduced, will be determined by the firm serving, immediately prior to the Major Transaction, as the Company's independent auditors, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Administration Committee (the "Firm"). The Firm will be paid reasonable compensation by the Company for such services. If the Firm concludes that its determination is inconsistent with a final determination of a court or the Internal Revenue Service, the Firm shall, based on such final determination, redetermine whether the amount payable to the Employee should have been reduced and, if applicable, the amount of any such reduction. If the Firm determines that a lesser payment should have been made to the Employee, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the Employee made on the date of the Employee's receipt of such Excess Amount, which the Employee will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the lowest applicable Federal rate (as defined in Section 1274(d) of the Code or any successor provision thereto), compounded semi-annually (the "Section 1274 Rate") from the date of the Employee's receipt of such Excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Firm such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). If the Firm determines that a greater payment should have been made to the Employee, within five business days of such determination, the Company will pay to the Employee the amount of the deficiency, together with interest thereon from the date such amount should have been paid to the date of such payment, at the Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Firm such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined). If a reduction is to be made pursuant to this paragraph, the Firm will have the right to determine which payments and benefits will be reduced, either those under this Plan alone or such other payments or benefits which the Employee receives or is entitled to receive directly or indirectly from the Company or any of its subsidiaries or any other person or entity that would be treated as a payor of parachute payments as previously defined, under any other plan, agreement or arrangement.

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       (h) This Section (h) shall apply in the event of Change in Control, as defined in Section (g) above.

       (a) In the event that any payment or benefit received or to be received by an Employee hereunder in connection with a Change in Control or termination of such Employee's employment (such payments and benefits, excluding Gross-Up Payment (as hereinafter defined), being hereinafter referred to collectively as the "Payments"), will be subject to the excise tax (the "Excise Tax") referred to in Section 4999 of the Code, then (i) in the case of an Employee who is classified in Band 70 (or its equivalent) or above immediately prior to such Change in Control (a "Tier 1 Employee"), the Company shall pay to such Tier 1 Employee, within five days after receipt by such Tier 1 Employee of the written statement referred to in paragraph (d) below, an additional amount (the "Gross-Up Payment") such that the net amount retained by such Tier 1 Employee, after deduction of any Excise Tax on the Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Payments, and (ii) in the case of a Tier 1 Employee (in the event clause (i) above does not apply) and in the case of any other Employee, the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (A) the net amount of all Total Payments (as hereinafter defined), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which an Employee would be subject in respect of such unreduced Total Payments); PROVIDED, HOWEVER, that the Employee may elect in writing to have other components of his or her Total Payments reduced prior to any reduction in the Payments hereunder.

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       (b) For purposes of determining whether the Payments will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder: (i) all payments and benefits received or to be received by an Employee in connection with such Change in Control or the termination of such Employee's employment, whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Person (as such term is defined in Section (g)) whose actions result in such Change in Control or any Person affiliated with the Company or such Person (all such payments and benefits, excluding the Gross-Up Payment and any similar gross-up payment to which a Tier 1 Employee may be entitled under any such other plan, arrangement or agreement, being hereinafter referred to as the "Total Payments"), shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Administration Committee (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(2)(A) or section 280G(b)(4)(A) of the Code; (ii) no portion of the Total Payments the receipt or enjoyment of which the Employee shall have waived at such time and in such manner as not to constitute a "payment" within the meaning of section 280G(b) of the Code shall be taken into account; (iii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Auditor, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code and regulations or other guidance thereunder. For purposes of determining the amount of the Gross-Up Payment in respect of a Tier 1 Employee and whether any Payments in respect of a Employee (other than a Tier 1 Employee) shall be reduced, the Employee shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Employee's residence, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Gross-Up Payment is to be made (in the case of a Tier 1 Employee) or in which the Payments are made (in the case of an Employee other than a Tier 1 Employee). The Auditor will be paid reasonable compensation by the Company for its services.

       (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, then an amount equal to the amount of the excess of the earlier payment over the redetermined amount (the "Excess Amount") will be deemed for all purposes to be a loan to the Tier 1 Employee made on the date of the Tier 1 Employee's receipt of such Excess Amount, which the Tier 1 Employee will have an obligation to repay to the Company on the fifth business day after demand, together with interest on such amount at the lowest applicable Federal rate (as defined in Section 1274(d) of the Code or any successor provision thereto), compounded semi-annually (the "Section 1274 Rate") from the date of the Tier 1 Employee's receipt of such Excess Amount until the date of such repayment (or such lesser rate (including zero) as may be designated by the Auditor such that the Excess Amount and such interest will not be treated as a parachute payment as previously defined). In the event that the Excise Tax is finally determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), within five business days of such determination, the Company will pay to the Tier 1 Employee an additional amount, together with interest thereon from the date such additional amount should have been paid to the date of such payment, at the Section 1274 Rate (or such lesser rate (including zero) as may be designated by the Auditor such that the amount of such deficiency and such interest will not be treated as a parachute payment as previously defined). The Tier 1 Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the amount of any Gross-Up Payment.

       (d) As soon as practicable following a Change in Control, the Company shall provide to each Tier 1 Employee and to each other Employee with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such Tier 1 Employee or other Employee were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                                ARTICLE VII

                         CONDITIONS AND FORFEITURES

       (a) In addition to any other condition that may be imposed by the Committee, the payment of all awards (or any part thereof) deferred under the Plan shall be contingent on the following:

       (1) The participant or former participant entitled thereto shall refrain from engaging (A) in any business or other activity which, in the judgment of the Committee, is competitive with any activity of any Participating Company or any affiliate thereof, in which he was engaged at any time during the last five years of his employment by a Participating Company or any affiliate thereof, or
              (B) in any business or other activity which is so competitive and of which he shall have special knowledge as the result of having been employed by the Participating Company or any affiliate thereof; and from counseling or otherwise assisting any person, firm or organization that is so engaged;

       (2) He shall not furnish, divulge or disclose to any unauthorized person, firm or other organization any trade secrets, information or data with respect to any Participating Company or any affiliate thereof, or any of their employees, that he shall have reason to believe is confidential;

       (3) He will make himself available for such consultation and advice concerning matters with respect to which he was familiar while employed by any Participating Company or affiliate as may reasonably be requested, taking fairly into consideration his age, health, residence and individual circumstances and the total amount of the payments that he is receiving, and shall render such assistance and cooperation (including testimony and depositions) in respect of matters of which he shall have knowledge, as may reasonably be requested in any action, proceeding or other dispute, pending or prospective, to which any Participating Company or affiliate may be a party or in which it may have an interest. The participant or former participant shall have no obligation to render any services after he shall have ceased to be an employee of the Participating Companies and affiliates thereof, except as may be required under this subparagraph, and the death of the participant or former participant, or the failure to call upon him for the rendition of services called for under this subparagraph, shall not in any way affect the right of the participant or former participant or his beneficiary or legal representatives, as the case may be, to receive any unpaid portion of any amounts payable to him;

       (4) His employment by any Participating Company, subsidiary or any affiliate thereof, shall not have terminated as a result of his gross negligence, willful misconduct or poor performance and he shall not, while employed by a Participating Company, subsidiary or affiliate, have engaged in conduct which, had it been known at the time, would have resulted, on grounds of gross negligence or willful misconduct, in the termination of his employment by the Participating Company, subsidiary or affiliate by which he had been employed.

       (b) If, in the judgment of the Committee, reasonably exercised, a participant or former participant shall have failed at any time to comply with any of the conditions set forth in paragraph (a) of this Article VII, the obligation of the employing company to make further payments to such participant or former participant or his beneficiary or legal representatives shall forthwith terminate, provided that no installment or amount delivered or paid prior to the date of any such determination by the Committee shall be required to be repaid.

       (c) No payment of any award under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No payment of any award shall be subject to any jurisdictional payment requirement upon death or termination. No such payments shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto, except as specifically provided in rules or regulations established by the Committee under the Plan; and in the event that any participant, former participant or beneficiary under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such payment or a part thereof, then all such payments due him shall cease and in that event, the Participating Company shall hold and apply the same to or for his benefit or that of his spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Committee, with the approval of the chief executive officer of such company, may deem proper.

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                                ARTICLE VIII

                          PARTICIPATING COMPANIES

       (a) Any subsidiary which (1) the Committee, based on the recommendations of the chief executive officer of the Company, or (2) the Board of Directors of the Company, has approved as a Participating Company may, with such approval, become a Participating Company upon delivering to the Committee certified copies of resolutions duly adopted by its Board of Directors to the effect that it (i) adopts this Plan and (ii) consents to have the Plan administered by the Committee as constituted from time to time.

       (b) Any subsidiary which is a Participating Company may cease to be a Participating Company at any time and shall cease to be one upon delivering to the Committee certified copies of an appropriate resolution duly adopted by its Board of Directors terminating its participation. If any Participating Company hereunder ceases to be a subsidiary, such corporation may continue to be a Participating Company hereunder only upon such terms and conditions as the Company and such corporation shall agree upon in writing. In no event shall the termination of a corporation's participation in this Plan relieve it of obligations theretofore incurred by it under the Plan, except to the extent that the same have been assumed by another corporation pursuant to paragraph (c) of this Article VIII.

       (c) Any corporation which succeeds to all or any part of the business or assets of a Participating Company may, by appropriate resolution of its Board of Directors, adopt this Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such corporation, such Participating Company and the Company shall have agreed upon in writing.

       (d) For the purposes of this Article VIII the term "subsidiary" shall mean any corporation (other than the Company and any non-Participating Company specifically designated by the Committee) in one or more unbroken chains of corporations connected through stock ownership with the Company, if the Company directly or indirectly through one or more such chains owns stock possessing more than 50% of the total combined voting power of all classes of stock and more than 50% of each class of non-voting stock of such corporation.

                                 ARTICLE IX

                             GENERAL PROVISIONS

       (a) No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, unless such act or omission constitutes willful misconduct on his part.

       (b) The Board of Directors of the Company may amend this Plan in whole or in part from time to time, and may terminate it at any time, without prior notice to any interested party. The Board of Directors may delegate its amendment power to such individual or individuals as it deems appropriate in its sole discretion. The foregoing sentence to the contrary notwithstanding, for a period of two years and one day following a Change in Control, neither the Board of Directors nor the Committee may amend this Plan in a manner that is detrimental to the rights of any participant of the Plan without his or her written consent. No amendment or termination shall deprive any participant, former participant, beneficiary or legal representatives of a former participant of any right under this Plan as such right exists at the time of such amendment or termination, nor increase the obligations of any company that is or has been a Participating Company without its consent.

       (c) Nothing in this Plan shall be construed as giving any person employed by a company which is or has been a Participating Company the right to be retained in the employ of such company or any right to any payment whatsoever, except to the extent provided by the Plan. Each such company shall have the right to dismiss any employee at any time with or without cause and without liability for the effect which such dismissal might have upon him as a participant under the Plan.

       (c) The Plan shall not be deemed a substitute for any other employee benefit or compensation plans or arrangements that may now or hereafter be provided for employees. The Plan shall not preclude any group, division, subsidiary or affiliate of the Company, whether or not a Participating Company, from continuing or adopting one or more separate or additional such plans or arrangements for all or a defined class of the employees of such group, division, subsidiary or affiliate. Any payment under any such plan or arrangement may be made independently of the Plan.

       (d) By accepting any benefits under the Plan, each participant, each beneficiary and each person claiming under or through him shall be conclusively bound by any action or decision taken or made, or to be taken or to be made under the Plan, by the Company, the Board of Directors of the Company, or the Committee.

       (e) The masculine pronoun means the feminine, the singular the plural, and vice versa wherever appropriate.

       (f) This Plan shall be governed by and construed in accordance with the laws of the State of New York.

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